EXHIBIT  23.02




CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-4 No.33-58271) and related Prospectus of Roseville ComTech pertaining to the registration of 14,484,953 shares of its common stock of our report dated February 23, 1995, with respect to the consolidated financial statements of Roseville Telephone Company included in the Annual Report (Form 10-K) for the year ended
December 31, 1994, filed with the Securities and Exchange Commission.


                         /s/ ERNST & YOUNG  LLP

Sacramento, California
April 28, 1995